At RFMD®		At The Financial Relations Board
Doug DeLieto	Dean Priddy	Joe Calabrese
VP, Investor Relations	CFO	Vice President
336-678-7088	336-678-7975	212-827-3772

FOR IMMEDIATE RELEASE
July 23, 2013

RF MICRO DEVICES® GROWS 45% YEAR-OVER-YEAR,
DELIVERS RECORD REVENUE OF $293.0 MILLION

Company Forecasts Diversified Revenue Growth, Margin Expansion, And
Operating Leverage In The September Quarter

GREENSBORO, NC, July 23, 2013

Quarterly Highlights:

▪	Revenue Increases Approximately $90.3 Million Year-Over-Year To $293.0 Million

▪	On A GAAP Basis, Gross Margin Is 31.9% And GAAP Diluted EPS Is $0.01, Versus $(0.07) In Q1 Fiscal 2013

▪	On A Non-GAAP Basis, Gross Margin Is 35.1% And Diluted EPS Is $0.09, Versus $0.01 In Q1 Fiscal 2013

▪	RFMD Anticipates Revenue Of Approximately $305 Million To $310 Million And Non-GAAP EPS Of Approximately $0.10 To $0.11 In The September 2013 Quarter

RF Micro Devices, Inc. (Nasdaq GS: RFMD®), a global leader in the design and manufacture of high-performance radio frequency solutions, today reported financial results for the Company's fiscal 2014 first quarter, ended June 29, 2013.

Quarterly revenue increased approximately 4.4% sequentially and 45% year-over-year to a record $293.0 million, compared to $280.6 million in the prior quarter and $202.7 million in the corresponding period of fiscal 2013. The sequential and year-over-year increases in revenue reflected broad-based adoption of RFMD's best-in-class RF solutions.

GAAP gross margin for the June 2013 quarter was 31.9%, quarterly operating income was $3.2 million, and quarterly net income was $1.6 million, or $0.01 per share.

On a non-GAAP basis, gross margin expanded by 70 basis points sequentially and 100 basis points year-over-year to 35.1%, quarterly operating income totaled $28.0 million, and quarterly net income was $25.6 million, or $0.09 per diluted share.

Strategic Highlights

▪
RFMD's Cellular Products Group (CPG) achieved highly-diversified, year-over-year revenue growth of 56%, led by nearly every major manufacturer of smartphones, tablets, and handsets, across all tiers and air standards

▪	CPG benefited in the entry smartphone segment from participation on major reference designs and expanding customer engagements at Lenovo, Coolpad, Skycom, WaterWorld, and others

▪	CPG enjoyed increasing industry adoption of its envelope tracking and antenna control solutions

▪	CPG's leading carrier aggregation switch portfolio was selected to enable the world's first LTE-Advanced handset

▪	RFMD's Multi-Market Products Group (MPG) delivered broad-based sequential revenue growth across multiple markets, including WiFi, Power Broadband, and Hi-Rel applications

▪	Year-over-year, MPG achieved 10.4% growth, with high-performance WiFi growing 77%, led by expanding participation on leading consumer premises equipment platforms

GAAP RESULTS
(in millions, except
percentages and per	Q1 Fiscal	Q4 Fiscal	Change		Q1 Fiscal	Change
share data)	2014	2013	vs. Q4 2013		2013	vs. Q1 2013
Revenue	$293.0	$280.6	4.4%		$202.7	44.5%
Gross Margin	31.9%	31.4%	0.5	ppt	31.7%	0.2	ppt
Operating Income (Loss)	$3.2	$1.7	$1.5		$(12.9)	$16.1
Net Income (Loss)	$1.6	$(16.0)	$17.6		$(19.1)	$20.7
Diluted EPS	$0.01	$(0.06)	$0.07		$(0.07)	$0.08

NON-GAAP RESULTS
(excluding share-based compensation, amortization of intangibles, acquired inventory step-up and revaluation, acquisition-related costs, intellectual property rights (IPR) litigation costs, loss on an asset transfer transaction, start-up costs, loss on retirement of convertible subordinated notes, restructuring and disposal costs, certain consulting costs, (gain) loss on PP&E, loss (income) from equity investment, non-cash interest expense on convertible subordinated notes and tax adjustments)

(in millions, except
percentages and per	Q1 Fiscal	Q4 Fiscal	Change		Q1 Fiscal	Change
share data)	2014	2013	vs. Q4 2013		2013	vs. Q1 2013
Gross Margin	35.1%	34.4%	0.7	ppt	34.1%	1.0	ppt
Operating Income	$28.0	$20.6	$7.4		$3.9	$24.1
Net Income	$25.6	$17.1	$8.5		$2.7	$22.9
Diluted EPS	$0.09	$0.06	$0.03		$0.01	$0.08

Financial Outlook and Business Commentary

RFMD's financial outlook reflects the Company's current expectations for the timing of key customer program ramps.

RFMD currently believes the demand environment in its end markets supports the following expectations and projections for the September 2013 quarter:

▪	RFMD expects quarterly revenue to increase to approximately $305 million--$310 million

▪	RFMD expects sequential gross margin expansion

▪	RFMD expects a non-GAAP tax rate of approximately 15%

▪	RFMD expects non-GAAP EPS of approximately $0.10--$0.11

RFMD's actual quarterly results may differ from these expectations and projections, and such differences may be material.

Comments From Management

Bob Bruggeworth, president and CEO of RFMD, said, “RFMD is capitalizing on the expanding demand for data-rich mobile applications, and our products are at the heart of the high-speed data connections enabling always-on, broadband mobility - both in the devices and consumer premises equipment, and within the supporting network infrastructure. We are executing on multiple opportunities to increase our dollar content generation-over-generation in the world's leading smartphones, and we are benefiting from increasing participation in the highest volume entry-level platforms and reference designs.

“Looking forward, we believe we are strategically well positioned this fiscal year to deliver record revenue and improving financial performance, given our expectations for diversification, content growth, category expansion, and market share gains, combined with the benefit of new customer product ramps.”

Dean Priddy, CFO and vice president of administration of RFMD, said, “RFMD is delivering diversified revenue growth and margin expansion. In the September quarter, we expect to see continued revenue growth, margin expansion, and operating leverage. Our key margin improvement initiatives are all either on or ahead of schedule and we remain confident in achieving 300 to 400 basis points in gross margin improvement this year. We expect this will result in significant financial leverage throughout the year.”

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), RFMD's earnings release contains some or all of the following non-GAAP financial measures: (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income (loss) and operating margin, (iii) non-GAAP net income (loss), (iv) non-GAAP net income (loss) per diluted share, (v) non-GAAP operating expenses (research and development, marketing and selling and general and administrative), (vi) free cash flow, (vii), EBITDA, (viii) return on invested capital (ROIC), and (ix) net debt or positive net cash. Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the "Reconciliation of GAAP to Non-GAAP Financial Measures" tables on pages 10 and 11 and the "Additional Selected Non-GAAP Financial Measures And Reconciliations" tables on page 12.

In managing RFMD's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce unit costs with the goal of increasing gross margin and operating margin. In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and marketing programs. In addition, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and share-based compensation expense, which may obscure trends in RFMD's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of RFMD's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of RFMD's results of operations and the factors and trends affecting RFMD's business. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of RFMD's operations, are outlined below:

Non-GAAP gross profit and gross margin. Non-GAAP gross profit and gross margin exclude share-based compensation expense, amortization of intangible assets and other non-cash expenses, including adjustments for restructuring and integration charges and certain items associated with acquisitions (such as inventory step-up and inventory revaluation). We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin gives management and investors a more effective means of evaluating RFMD's historical performance and projected costs and the potential for realizing cost efficiencies. We believe that the majority of RFMD's purchased intangibles are not relevant to analyzing current operations because they generally represent costs incurred by the acquired company to build value prior to acquisition, and thus are effectively part of transaction costs rather than ongoing costs of operating RFMD's business. In this regard, we note that (i) once the intangibles are fully amortized, the intangibles will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although we set the amortization expense based on useful life of the various assets at the time of the transaction, we cannot influence the timing and amount of the future amortization expense recognition once the lives are established. Similarly, we believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of share-based compensation expense assists management and investors in evaluating the period-over-period performance of RFMD's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of RFMD during the period in which the expense is incurred and generally is outside the control of management. Moreover, we believe that the exclusion of share-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of share-based compensation to RFMD's gross profit and gross margins and other financial measures in comparison to both prior periods as well as to its competitors. We also believe that the adjustments to profit and margin related to other non-cash expenses, including restructuring and integration charges and certain items associated with acquisitions (such as inventory step-up and inventory revaluation), do not constitute part of RFMD's ongoing operations and therefore the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

Non-GAAP operating income (loss) and operating margin. Non-GAAP operating income (loss) and operating margin exclude share-based compensation expense, amortization of intangible assets, other non-cash expenses, restructuring and integration charges, certain items associated with acquisitions (such as inventory step-up and inventory revaluation), certain consulting costs, intellectual property rights (IPR) litigation costs, loss on an asset transfer transaction, (gain) loss on PP&E and start-up costs. We believe that presentation of a measure of operating income (loss) and operating margin that excludes amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that other non-cash expenses, restructuring and integration charges, certain items associated with acquisitions (such as inventory step-up and inventory revaluation), certain consulting costs, IPR litigation costs, loss on an asset transfer transaction, (gain) loss on PP&E and start-up costs do not constitute part of RFMD's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of non-GAAP operating income (loss) and operating margin has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. Non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share exclude the effects of share-based compensation expense, amortization of intangible assets, other non-cash expenses, restructuring and integration charges, certain items associated with acquisitions (such as inventory step-up, inventory revaluation and transaction costs), certain consulting costs, IPR litigation costs, loss on as asset transfer transaction, (gain) loss on PP&E, start-up costs, loss on retirement of convertible subordinated notes, non-cash interest expense on convertible subordinated notes, loss (income) from equity investment and also reflect an adjustment of income taxes for cash basis. We believe that presentation of measures of net income (loss) and net income (loss) per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating income (loss) and operating margin. We believe disclosure of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Non-GAAP research and development, marketing and selling and general and administrative expenses. Non-GAAP research and development, marketing and selling and general and administrative expenses exclude share-based compensation expense, amortization of intangible assets, other non-cash expenses, certain consulting costs, IPR litigation costs and restructuring and integration charges. We believe that presentation of measures of these operating expenses that exclude amortization of intangible assets and share-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that other non-cash expenses, certain consulting costs, IPR litigation costs, and restructuring and integration charges do not constitute part of RFMD's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and gives management and investors a more effective means of evaluating our historical and projected performance. We believe disclosure of these non-GAAP operating expenses has economic substance because the excluded expenses are either unrelated to operations or do not represent current cash expenditures.

Free cash flow. RFMD defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period. We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength. Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

EBITDA. RFMD defines EBITDA as earnings before interest expense and interest income, income tax expense (benefit), depreciation and intangible amortization. Management believes that this measure is useful to evaluate our ongoing operations and as a general indicator of our operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges).

Non-GAAP ROIC. Return on invested capital (ROIC) is a non-GAAP financial measure that management believes provides useful supplemental information for management and the investor by measuring the effectiveness of our operations' use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders. Non-GAAP ROIC is calculated by dividing annualized non-GAAP operating income, net of cash taxes, by average invested capital. Average invested capital is calculated by subtracting the average of the beginning balance and the ending balance of current liabilities (excluding the current portion of long-term debt and other short-term financings) from the average of the beginning balance and the ending balance of net accounts receivable, inventories, other current assets, net property and equipment and a cash amount equal to seven days of quarterly revenue.

Net debt or positive net cash. Net debt or positive net cash is defined as unrestricted cash, cash equivalents and short-term investments minus the principal amount of RFMD's convertible subordinated notes. Management believes that net debt or positive net cash provides useful information regarding the level of RFMD's indebtedness by reflecting cash and investments that could be used to repay debt.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP operating income (loss) and operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, free cash flow, EBITDA, non-GAAP ROIC and net debt or positive net cash, as compared to the most directly comparable GAAP financial measures of gross profit and gross margin, operating expenses, operating income (loss), net income (loss), net income (loss) per diluted share and net cash provided by operating activities are (i) they may not be comparable to similarly titled measures used by other companies in RFMD's industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing full disclosure of the differences between these non-GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses, operating income (loss), net income (loss), net income (loss) per diluted share and net cash provided by operating activities.

RF Micro Devices will conduct a conference call at 5:00 p.m. EDT today to discuss today's press release. The conference call will be broadcast live over the Internet and can be accessed by any interested party at http://www.rfmd.com (under "Investors”). A telephone playback of the conference call will be available approximately one hour after the call's completion by dialing 303-590-3030 and entering pass code 4627660.

About RFMD

RF Micro Devices, Inc. (Nasdaq:RFMD) is a global leader in the design and manufacture of high-performance radio frequency solutions. RFMD's products enable worldwide mobility, provide enhanced connectivity and support advanced functionality in the mobile device, wireless infrastructure, wireless local area network (WLAN or WiFi), cable television (CATV)/broadband, Smart Energy/advanced metering infrastructure (AMI), and aerospace and defense markets. RFMD is recognized for its diverse portfolio of semiconductor technologies and RF systems expertise and is a preferred supplier to the world's leading mobile device, customer premises and communications equipment providers.

Headquartered in Greensboro, N.C., RFMD is an ISO 9001-, ISO 14001-, and ISO/TS 16949-certified manufacturer with worldwide engineering, design, sales and service facilities. RFMD is traded on the NASDAQ Global Select Market under the symbol RFMD. For more information, please visit RFMD's web site at www.rfmd.com.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. RF Micro Devices' business is subject to numerous risks and uncertainties, including variability in operating results, risks associated with the impact of global macroeconomic and credit conditions on our business and the business of our suppliers and customers, our reliance on a few large customers for a substantial portion of our revenue, the rate of growth and development of wireless markets, our ability to bring new products to market, our reliance on inclusion in third party reference designs for a portion of our revenue, our ability to manage channel partner and customer relationships, risks associated with the operation of our wafer fabrication, molecular beam epitaxy, assembly and test and tape and reel facilities, our ability to complete acquisitions and integrate acquired companies, including the risk that we may not realize expected synergies from our business combinations, our ability to attract and retain skilled personnel and develop leaders, variability in production yields, raw material costs and availability, our ability to reduce costs and improve margins in response to declining average selling prices, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, dependence on gallium arsenide (GaAs) for the majority of our products, dependence on third parties, and substantial reliance on international sales and operations. These and other risks and uncertainties, which are described in more detail in RF Micro Devices' most recent Annual Report on Form 10-K and other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

RF MICRO DEVICES® and RFMD® are trademarks of RFMD, LLC. All other trade names, trademarks and registered trademarks are the property of their respective owners.

# # #

[Tables To Follow]

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 29, 2013	June 30, 2012
Revenue	$292,996	$202,660

Costs and expenses:
Cost of goods sold	199,527	138,406
Research and development	48,325	41,576
Marketing and selling	19,409	16,878
General and administrative	19,492	13,395
Other operating expense	3,008	5,272
Total costs and expenses	289,761	215,527

Income (loss) from operations	3,235	(12,867)
Other expense	(1,060)	(3,455)

Income (loss) before income taxes	$2,175	$(16,322)
Income tax expense	(614)	(2,817)

Net income (loss)	$1,561	$(19,139)

Net income (loss) per share, diluted	$0.01	$(0.07)

Weighted average outstanding diluted shares	287,105	277,144

RF MICRO DEVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended
	June 29, 2013	March 30, 2013	June 30, 2012

GAAP operating income (loss)	$3,235	$1,657	$(12,867)
Share-based compensation expense	9,433	6,695	5,746
Amortization of intangible assets	7,217	7,327	4,572
Acquired inventory step-up and revaluation	—	582	—
Restructuring and disposal costs associated with the phase out of manufacturing in the UK facility	4,555	1,365	—
Certain consulting costs	2,200	—	—
IPR litigation costs	824	1,264	743
Loss on an asset transfer transaction	—	—	5,042
Other expenses (restructuring, acquisition-related costs, (gain) loss on PP&E, start-up costs and other expenses)	519	1,718	652
Non-GAAP operating income	27,983	20,608	3,888

GAAP net income (loss)	1,561	(15,961)	(19,139)
Share-based compensation expense	9,433	6,695	5,746
Amortization of intangible assets	7,217	7,327	4,572
Acquired inventory step-up and revaluation	—	582	—
Restructuring and disposal costs associated with the phase out of manufacturing in the UK facility	4,555	1,365	—
Certain consulting costs	2,200	—	—
IPR litigation costs	824	1,264	743
Loss on an asset transfer transaction	—	—	5,042
Other expenses (restructuring, acquisition-related costs, (gain) loss on PP&E, start-up costs and other expenses)	519	1,718	652
Loss on retirement of convertible subordinated notes	—	—	722
Non-cash interest expense on convertible subordinated notes	1,261	1,266	1,805
(Income) loss from equity investment	(98)	(95)	102
Tax adjustments	(1,919)	12,932	2,442

Non-GAAP net income	$25,553	$17,093	$2,687

GAAP weighted average outstanding diluted shares	287,105	279,612	277,144
Diluted share-based awards	—	5,930	5,043
Non-GAAP weighted average outstanding diluted shares	287,105	285,542	282,187

Non-GAAP net income per share, diluted	$0.09	$0.06	$0.01

RF MICRO DEVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	June 29, 2013		March 30, 2013		June 30, 2012
GAAP gross margin	$93,469	31.9%	$88,216	31.4%	$64,254	31.7%
Adjustment for intangible amortization	6,030	2.1%	6,302	2.2%	3,502	1.7%
Adjustment for share-based compensation	1,242	0.4%	1,127	0.4%	915	0.5%
Acquired inventory step-up and revaluation	—	—%	582	0.2%	—	—%
Disposal costs associated with the phase out of manufacturing in the UK facility	1,974	0.7%	423	0.2%	—	—%
Other expenses	—	—%	—	—%	422	0.2%
Non-GAAP gross margin	$102,715	35.1%	$96,650	34.4%	$69,093	34.1%

Three Months Ended
Non-GAAP Operating Income	June 29, 2013
(as a percentage of sales)

GAAP operating income	1.1%
Share-based compensation expense	3.2
Amortization of intangible assets	2.5
Restructuring and disposal costs associated with the phase out of manufacturing in the UK facility	1.6
Certain consulting costs	0.8
IPR litigation costs	0.3
Other expenses (restructuring, acquisition-related costs, (gain) loss on PP&E, start-up costs and other expenses)	0.1
Non-GAAP operating income	9.6%

RF MICRO DEVICES, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended
	June 29, 2013	March 30, 2013	June 30, 2012
GAAP research and development expense	$48,325	$48,740	$41,576
Less:
Share-based compensation expense	2,046	1,938	1,442
Other expense	92	—	—
Non-GAAP research and development expense	$46,187	$46,802	$40,134

	Three Months Ended
	June 29, 2013	March 30, 2013	June 30, 2012
GAAP marketing and selling expense	$19,409	$18,652	$16,878
Less:
Share-based compensation expense	1,185	975	1,378
Amortization of intangible assets	1,187	1,025	1,070
Non-GAAP marketing and selling expense	$17,037	$16,652	$14,430

	Three Months Ended
	June 29, 2013	March 30, 2013	June 30, 2012
GAAP general and administrative expense	$19,492	$16,508	$13,395
Less:
Share-based compensation expense	4,960	2,655	2,011
Certain consulting costs	2,200	—	—
IPR litigation costs	824	1,264	743
Non-GAAP general and administrative expense	$11,508	$12,589	$10,641

RF MICRO DEVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 29, 2013	March 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$112,393	$101,662
Short-term investments	46,993	77,987
Accounts receivable, net	151,512	143,647
Inventories	166,926	161,193
Other current assets	33,715	31,748
Total current assets	511,539	516,237

Property and equipment, net	193,294	191,526
Goodwill	104,929	104,846
Intangible assets, net	86,235	93,197
Long-term investments	4,379	4,281
Other non-current assets	21,440	21,912
Total assets	$921,816	$931,999

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$165,147	$179,228
Current portion of long term debt, net	83,297	—
Other current liabilities	328	6,486
Total current liabilities	248,772	185,714

Long-term debt, net	—	82,035
Other long-term liabilities	24,523	25,236
Total liabilities	273,295	292,985

Shareholders’ equity	648,521	639,014

Total liabilities and shareholders’ equity	$921,816	$931,999